Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Reports Second Quarter 2014 Results

Englewood, CO – July 25, 2014 - Westmoreland Coal Company (NasdaqGM:WLB) today announced results of the second quarter ended June 30, 2014, which includes the first results of our Canadian coal mining operations acquired on April 28, 2014.

Revenues for the quarter were $288.0 million versus $162.5 million in the same quarter in 2013. Adjusted EBITDA for the quarter was $39.6 million. In recent guidance, the company had projected an adjusted EBITDA of $37 million. Adjusted EBITDA for the second quarter of 2013 was $32.0 million.

Net loss in the quarter was $63.4 million and included charges of $20.2 million related to acquisition costs and cost of sales related to inventory written up to fair value in the acquisition, $12.6 million of extinguishment of debt, $7.5 million of restructuring charges, $5.0 million of duplicative and incremental interest incurred before the close of the transaction, and $3.4 million of non-cash derivative based losses.

"As previously announced, we are ahead of schedule in transitioning the Canadian operations onto Westmoreland's platform," said Keith E. Alessi, Westmoreland's CEO. "We have moved swiftly to streamline the organization, both in the United States and in Canada, and have been integrating and standardizing administrative functions. Operationally, we have begun the process of optimizing equipment utilization and we have reduced capital spending in the Canadian operation to reflect the Westmoreland philosophy of extending useful lives of equipment through superior maintenance."

"The adjusted EBITDA for the quarter is reflective of our progress and we are pleased with the results in comparison with 2013, especially when considering that the current quarter had ROVA's annual maintenance outage and additionally did not benefit from the Indian Coal Tax Credit.

"Many of the large, one time, accounting charges recorded during the quarter related to the refinancing of debt concurrent with the acquisition, fees, severance costs related to the streamlining initiatives, and non-cash derivative based losses.

"We are reaffirming our recently increased guidance for the full year of an adjusted EBITDA range of $172 million to $190 million.

"I am especially grateful for the efforts of all of our associates, on both sides of the border, who have embraced the challenge of bringing the two operations together. They have done so with enthusiasm, professionalism and a sense of urgency while maintaining an exemplary safety record. I could not be more proud of them and look forward to continuing to work with them as we further drive efficiencies."

Westmoreland News Release	Page 1 of 8	July 25, 2014

Safety

Safety performance through the first six months of 2014 at Westmoreland mines was as follows:

	Reportable	Lost Time
U.S. Operations	1.09	0.68
U.S. National Average	1.67	1.15
Percentage	65.3%	59.1%

	Recordable	Lost Time
Canadian Operations (April 28, 2014 through June 30, 2014)	2.84	0.41

Financial Results

Westmoreland's revenues in Q2 2014 increased to $288.0 million compared with $162.5 million in Q2 2013. Q2 2014 Adjusted EBITDA increased to $39.6 million from $32.0 million in Q2 2013. Net loss applicable to common shareholders increased by $62.8 million, from $0.6 million ($0.04 per basic share) in Q2 2013 to $63.4 million ($4.19 per basic share) in Q2 2014.

Revenues increased primarily due to the Canadian acquisition and new customer sales.

Adjusted EBITDA increased due to the Canadian acquisition, but was offset by the ROVA restructuring and annual outage timing, the expiration of the Indian Coal Tax Credit, and increased maintenance expenses.

The large increase in Q2 and year-to-date net losses was driven by numerous factors:

	Three Months Ended June 30,	Six Months Ended June 30,
	2014	2014
	(In thousands)
Acquisition and transition costs	$(20,175)	$(20,463)
Loss on debt extinguishment	(12,635)	(12,635)
Restructuring charges	(7,543)	(7,941)
Derivative losses	(5,930)	(5,930)
Incremental interest incurred before close of transaction	(5,047)	(11,191)
Foreign exchange gain (loss)	2,649	(4,141)
Canadian Acquisition bridge facility commitment fee	—	(4,875)
	$(48,681)	$(67,176)

Coal - U.S. Segment Operating Results

The following table summarizes Westmoreland's Q2 2014 and Q2 2013 U.S. coal segment performance:

	Three Months Ended June 30,
			Increase / (Decrease)
	2014	2013	$	%
	(In thousands, except per ton data)
Revenues	$150,107	$139,337	$10,770	7.7%
Operating income (loss)	(423)	12,572	(12,995)	(103.4)%
Adjusted EBITDA	24,039	29,369	(5,330)	(18.1)%
Tons sold - millions of equivalent tons	6.4	5.7	0.7	12.3%

Westmoreland's second quarter 2014 U.S. coal segment revenues and tons sold increased primarily due to new customer sales at our Absaloka Mine. Adjusted EBITDA was negatively impacted by weather impacts, rail service issues at our Absaloka Mine, and increased maintenance expenses.

Westmoreland News Release	Page 2 of 8	July 25, 2014

Coal - Canada Segment Operating Results

The following table summarizes Westmoreland's Q2 2014 and Q2 2013 Canada coal segment performance:

	Three Months Ended June 30,
	2014	2013
	(In thousands, except per ton data)
Revenues	$116,046	$—
Operating loss	(12,709)	—
Adjusted EBITDA	21,988	—
Tons sold - millions of equivalent tons	4.1	—

The above table represents results from the Canadian acquisition date of April 28, 2014 to June 30, 2014. Operating income was negatively impacted by $13.6 million of cost of sales related to inventory written up to fair value in the acquisition and $6.6 million of restructuring charges.

Power Segment Operating Results

The following table summarizes Westmoreland's Q2 2014 and Q2 2013 power segment performance:

	Three Months Ended June 30,
			Increase / (Decrease)
	2014	2013	$	%
	(In thousands)
Revenues	$21,803	$23,162	$(1,359)	(5.9)%
Operating income (loss)	(9,473)	4,837	(14,310)	(295.8)%
Adjusted EBITDA	(789)	7,572	(8,361)	(110.4)%

Westmoreland's second quarter 2014 power segment revenues and operating income decreased due to the restructured ROVA contract and planned outage timing. Operating income was also negatively impacted by $5.9 million of derivative losses on ROVA's purchased power contracts.

Nonoperating Results

Heritage and corporate expenses for Q2 2014 remained consistent with Q2 2013.

Interest expense for Q2 2014 increased to $21.8 million from $10.1 million in Q2 2013 primarily due to higher debt levels and transaction fees related to the Canadian acquisition.

Westmoreland News Release	Page 3 of 8	July 25, 2014

Cash Flow, Leverage, and Liquidity

Operating cash flows for the six months ended June 30, 2014 decreased to $10.6 million, primarily due to duplicative interest and incremental interest from higher debt levels, Canadian acquisition costs, unfavorable impacts of weather, the restructured ROVA contract and annual outage timing, the expiration of the Indian Coal Tax Credit, and increased maintenance expenses.

Westmoreland's cash position decreased primarily due to the $39.8 million working capital payment related to the Canadian acquisition, and was offset by the release of $16.9 million of acquisition escrow in Q2.

Westmoreland had the following liquidity at June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
	(In millions)
Cash and cash equivalents	$40.6	$61.1
WML revolving line of credit	—	23.1
Corporate revolving line of credit	35.0	20.0
Total	$75.6	$104.2

The Corporate revolving line of credit available capacity was increased to $60 million, and it had no borrowings with outstanding letters of credit in the amount of $25.0 million as of June 30, 2014. The WML revolving line of credit was terminated during the quarter.

Conference Call

A conference call regarding Westmoreland Coal Company's second quarter 2014 results will be held on Friday, July 25, 2014, at 10:00 a.m. Eastern Time. Call-in numbers are:

Live Participant Dial In (Toll Free): 844-WCC-COAL (844-922-2625)
Live Participant Dial In (International): 201-689-8584

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include sub-bituminous and lignite coal mining in the Western United States and Canada. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, including Westmoreland's projections for year-end performance and projections for the performance of the Canadian assets upon integration. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #
Contact: Kevin Paprzycki (855) 922-6463

Westmoreland News Release	Page 4 of 8	July 25, 2014

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Revenues	$287,956	$162,499	$468,159	$323,947
Cost, expenses and other:
Cost of sales	248,389	130,528	387,019	260,949
Depreciation, depletion and amortization	24,479	15,397	40,538	29,823
Selling and administrative	28,709	11,969	42,040	23,855
Heritage health benefit expenses	3,388	3,109	6,932	7,060
Gain on sales of assets	(43)	(74)	(5)	(308)
Restructuring charges	7,543	—	7,941	—
Derivative loss	5,930	—	5,930	—
Income from equity affiliates	(799)	—	(799)	—
Other operating loss (income)	—	(10,405)	151	(15,142)
	317,596	150,524	489,747	306,237
Operating income (loss)	(29,640)	11,975	(21,588)	17,710
Other income (expense):
Interest expense	(21,786)	(10,076)	(42,584)	(20,236)
Loss on extinguishment of debt	(12,635)	(64)	(12,635)	(64)
Interest income	1,582	280	1,884	577
Gain (loss) on foreign exchange	2,649	—	(4,141)	—
Other income	483	130	576	198
	(29,707)	(9,730)	(56,900)	(19,525)
Income (loss) before income taxes	(59,347)	2,245	(78,488)	(1,815)
Income tax expense	3,807	28	3,697	55
Net income (loss)	(63,154)	2,217	(82,185)	(1,870)
Less net income attributable to noncontrolling interest	—	2,499	—	797
Net loss attributable to the Parent company	(63,154)	(282)	(82,185)	(2,667)
Less preferred stock dividend requirements	209	340	470	680
Net loss applicable to common shareholders	$(63,363)	$(622)	$(82,655)	$(3,347)

Net loss per share applicable to common shareholders:
Basic and diluted	$(4.19)	$(0.04)	$(5.52)	$(0.23)
Weighted average number of common shares outstanding
Basic and diluted	15,136	14,495	14,962	14,389

Westmoreland News Release	Page 5 of 8	July 25, 2014

Westmoreland Coal Company and Subsidiaries
Summary Financial Information (Unaudited)

	Six Months Ended June 30,
	2014	2013
	(In thousands)
Cash Flow
Net cash provided by operating activities	$10,573	$34,924
Net cash used in investing activities	(360,991)	(15,105)
Net cash provided by (used in) financing activities	330,956	(15,155)

	June 30, 2014	December 31, 2013
	(In thousands)
Balance Sheet Data
Total cash and cash equivalents	$40,610	$61,110
Total assets	1,583,721	946,685
Total debt	833,044	339,837
Working capital surplus (deficit)	50,756	(7,989)
Total shareholders' deficit	(260,645)	(187,879)
Common shares outstanding	15,270	14,592

The tables below show how we calculated Adjusted EBITDA, including a breakdown by segment, and reconciles Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$24,039	$29,369	$54,332	$58,936
Coal - Canada	21,988	—	21,988	—
Power	(789)	7,572	4,043	9,281
Heritage	(3,559)	(3,530)	(7,389)	(7,705)
Corporate	(2,125)	(1,409)	(4,226)	(2,852)
Total	$39,554	$32,002	$68,748	$57,660

Westmoreland News Release	Page 6 of 8	July 25, 2014

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Reconciliation of Adjusted EBITDA to net income (loss)
Net income (loss)	$(63,154)	$2,217	$(82,185)	$(1,870)

Income tax expense	3,807	28	3,697	55
Interest income	(1,582)	(280)	(1,884)	(577)
Interest expense	21,786	10,076	42,584	20,236
Depreciation, depletion and amortization	24,479	15,397	40,538	29,823
Accretion of ARO and receivable	5,809	3,156	9,288	6,338
Amortization of intangible assets and liabilities	157	165	310	326
EBITDA	(8,698)	30,759	12,348	54,331

Restructuring charges	7,543	—	7,941	—
Loss (gain) on foreign exchange	(2,649)	—	4,141	—
Loss on extinguishment of debt	12,635	64	12,635	64
Acquisition related costs	20,175	—	20,463	—
Customer payments received under loan and lease receivables	3,285	—	3,285	—
Derivative loss	5,930	—	5,930	—
Gain on sale of assets and other adjustments	(385)	(204)	(440)	(506)
Share-based compensation	1,718	1,385	2,445	3,771
Adjusted EBITDA	$39,554	$32,004	$68,748	$57,660

EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and Westmoreland believes that EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of our capital structure and asset base from our operating results.

Neither EBITDA nor Adjusted EBITDA is a measure calculated in accordance with GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing Westmoreland’s operating results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	do not reflect income tax expenses or the cash requirements necessary to pay income taxes;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

Westmoreland News Release	Page 7 of 8	July 25, 2014

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only as supplemental data.

Westmoreland News Release	Page 8 of 8	July 25, 2014